Exhibit 99.1

The Ensign Group, Inc. Announces Completion of Spin-Off of CareTrust REIT, Inc.

MISSION VIEJO, Calif., June 3, 2014 (GLOBE NEWSWIRE) — The Ensign Group, Inc. (Nasdaq: ENSG), the parent company of the Ensign™ group of skilled nursing, rehabilitative care services, home health, hospice care, assisted living and urgent care companies, announced today the successful completion of its spin-off of CareTrust REIT, Inc. In the spin-off, Ensign stockholders received one share of CareTrust common stock for each share of Ensign common stock held at the close of business on May 22, 2014. The spin-off is effective from and after June 1, 2014, with CareTrust shares distributed on June 2, 2014. Starting today, shares of CareTrust common stock will commence trading on the NASDAQ Global Select Market on a “regular-way” market (Nasdaq: CTRE).

“With the completion of the spin-off, we look forward to continuing our pursuit of a new standard for quality healthcare services in the post-acute care industry,” said Christopher Christensen, Ensign’s Chief Executive Officer. Mr. Christensen also emphasized that Ensign will continue executing its existing business model and growth strategy, which will include acquiring and retaining the real estate assets for both well-performing and struggling skilled nursing and assisted living facilities across the United States. As a result of the spin-off, CareTrust is now a separate and independent publicly traded, self-administered and self-managed real estate investment trust (“REIT”) primarily engaged in the ownership, acquisition and leasing of healthcare-related properties. Mr. Christensen also added, “The health of our balance sheet, our strong cash flow, favorable market conditions and the tax-free nature of the transaction have allowed us to establish capital structures for both companies that leave each not only quite healthy, but with plenty of potential for both near-term and long-term growth.” Since May 20, 2014, there were two markets in Ensign common stock: a “regular-way” or “due-bills” market (Nasdaq: ENSG) in which shares of Ensign common stock traded with an entitlement to receive shares of CareTrust common stock on the distribution date; and an “ex-distribution” market (Nasdaq: ENSGV) in which shares of Ensign common stock traded without an entitlement to receive shares of CareTrust common stock on the distribution date. Starting today, all shares of Ensign common stock will trade only on a “regular-way” market without any entitlement to receive shares of CareTrust common stock.

In addition, as a result of the completion of the spin-off, Ensign’s stockholder rights plan will expire by its terms at 5:00 P.M., New York City time, on June 3, 2014. Stockholders are not required to take any action as a result of this expiration. In connection with the expiration of the rights plan, Ensign will take routine actions to voluntarily deregister the related preferred stock purchase rights under the Securities Exchange Act of 1934, and to delist the preferred stock purchase rights from NASDAQ. These actions are administrative in nature and will have no effect on Ensign’s common stock, which continues to be listed on NASDAQ.

Wells Fargo Securities, LLC served as lead financial advisor to Ensign in connection with the spin-off, and Citigroup Global Markets Inc. also served as a financial advisor. Skadden, Arps, Slate, Meagher & Flom LLP served as legal advisor to Ensign.

About Ensign™

The Ensign Group, Inc.’s independent operating subsidiaries provide a broad spectrum of skilled nursing and assisted living services, physical, occupational and speech therapies, home health and hospice services, urgent care services and other rehabilitative and healthcare services at 126 facilities, eight hospice companies, ten home health businesses and eleven urgent care clinics in California, Arizona, Texas, Washington, Utah, Idaho, Colorado, Nevada, Iowa, Nebraska, Oregon and Wisconsin. Each of these operations is operated by a separate, independent operating subsidiary that has its own management, employees and assets. References herein to the consolidated “company” and “its” assets and activities, as well as the use of the terms “we,” “us,” “its” and similar verbiage, are not meant to imply that The Ensign Group, Inc. has direct operating assets, employees or revenue, or that any of the facilities, the home health and hospice businesses, the Service Center or the captive insurance subsidiary are operated by the same entity. More information about Ensign is available at http://www.ensigngroup.net.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that are based on management’s current expectations, assumptions and beliefs about its business, financial performance, operating results, the industry in which it operates and other future events. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding growth prospects and operating and financial performance. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement.

Risks and uncertainties related to the company’s business, its industry and its common stock and include: reduced prices and reimbursement rates for its services; its ability to acquire, develop, manage or improve facilities; its ability to manage its increasing borrowing costs as it incurs additional indebtedness to fund the acquisition and development of facilities; its ability to access capital on a cost-effective basis to continue to successfully implement its growth strategy; its operating margins and profitability could suffer if it is unable to grow and manage effectively its increasing number of facilities; competition from other companies in the acquisition, development and operation of facilities; and the application of existing or proposed government regulations, or the adoption of new laws and regulations, that could limit its business operations or require it to incur significant expenditures. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the company’s periodic filings with the Securities and Exchange Commission, including its Form 10-K filed on February 13, 2014 and its Form 10-Q filed on May 8, 2014, for a more complete discussion of the risks and other factors that could affect Ensign’s business, prospects and any forward-looking statements. Except as required by the federal securities laws, Ensign does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.

CONTACT: The Ensign Group, Inc., (949) 487-9500, ir@ensigngroup.net

SOURCE: The Ensign Group, Inc.

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